Exhibit 99.1

Saba Announces Second Quarter Fiscal Year 2009 Results

Redwood Shores, Calif., January 8, 2009 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported financial results for its second quarter of fiscal year 2009 ended November 30, 2008.

Second Quarter Results

Total revenues in the second quarter of fiscal 2009 were $25.8 million compared to $26.7 million in the same quarter last year. OnDemand revenue increased to $5.3 million in the second quarter of fiscal 2009 from $4.5 million in the second quarter of fiscal 2008 and license revenue decreased to $3.0 million in the second quarter of fiscal 2009 compared to $5.7 million in the same quarter last year.

Revenues for the second quarter of fiscal 2009 were impacted by lengthening of sales cycles attributable to the current economic contraction, a marked strengthening of the U.S. dollar which unfavorably impacted international revenue and a continued shift towards an OnDemand business model.

On a GAAP basis, net loss improved to $355,000, or $0.01 per share, in the second quarter of fiscal 2009 compared to a net loss of $1.0 million, or $0.04 per share, in the same quarter last year. On a non-GAAP basis, net income in the second quarter of fiscal 2009 increased to $1.1 million, or $0.04 per share, from net income of $579,000, or $0.02 per share, in the second quarter of fiscal 2008.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain non-cash charges related to acquisition accounting and share-based compensation. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

“Although the weak economic environment slowed down customer approval processes for several transactions that were in our second quarter pipeline, we continued to add new customers and delivered improved non-GAAP profitability,” said Bobby Yazdani, Chairman and CEO of Saba. “Our primary focus for the remainder of the year is to manage our business to meet our profitability objectives.”

Second Quarter Highlights

During the second quarter of fiscal year 2009, Saba added or expanded relationships with the following customers: Aircel, Calpers, Credit Suisse, Federal Bureau of Prisons, Graham Group, Grupo Comercial Chedraui, Haier, Mitsubishi UFJ Securities, Novartis, Shanghai Bao Steel Group Corporation, Sonic Automotive, Santa Clara County, Standard Chartered Bank, Vodafone Australia and Volkswagen South Africa.

In addition to the customer wins, Saba announced the general availability of Saba Centra release 7.6 SP1 and Saba Enterprise release 5.4 SP3. The latest release of Saba Centra, an industry-leading Web conferencing and collaboration solution, makes it easy to access, capture, and share information anytime with RSS feeds and one-click knowledge capture, and furthers real-time learning with enhanced evaluation and learning event administration. The latest release of Saba Enterprise advances the value of unified people management with new talent, learning and performance innovations that include: groundbreaking internal recruiting capabilities, a new module — Saba Workforce Planning — and enhancements to the Saba Content Integration Framework, as well as new collaboration and organizational charting capabilities

In addition to new customer wins and product releases, Saba also announced a reseller partnership with HP’s Education Services group. Through this agreement, Saba continues to expand the indirect channel for its industry leading people management solutions.

Saba’s leadership in human capital management was also acknowledged in a recently published Bersin & Associates two part study—The Essential Guide to Performance Management Practices and The Essential Guide to Employee Performance Management Systems. According to the study, Saba is a clear market leader, receiving the highest possible rating in all six core performance management areas. Saba’s “significant global experience” and clear leadership in the ability to address global enterprise needs was also noted in the study.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal year 2009, Saba expects a GAAP net loss ranging from $0.02 per share to $0.07 per share and non-GAAP net earnings ranging from $0.18 per share to $0.23 per share.

The fiscal year 2009 non-GAAP outlook excludes the estimated non-cash amortization of intangibles (approximately $3.7 million), estimated charges related to share-based compensation expenses (approximately $2.3 million), costs incurred related to potential strategic transactions that were not completed (approximately $0.7 million) and estimated non-cash acquisition-related tax expenses (approximately $0.7 million).

Conference Call

Saba will host a teleconference Thursday, January 8, 2009, commencing at 2:00 p.m. Pacific Time, to discuss the second quarter of fiscal year 2009 financial results. All interested parties may listen by dialing 877-209-0397 or +1-612-332-0819, access code 974622, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800-475-6701 or +1-320-365-3844, access code 974622, after 5:30 p.m. Pacific Time on January 8, 2009.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated revenue and GAAP and non-GAAP net earnings per share, non-cash amortization of intangibles, charges related to share-based compensation expenses, non-operating costs and estimated non-cash acquisition related tax expense, as well as Saba’s ability to manage its business to meet profitability objectives for the second half of the fiscal year. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, business contraction, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, significant currency fluctuations, the ability of our customers to finance software purchases and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form10-K for the fiscal year ended May 31, 2008 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. In the Reconciliation of Non-GAAP Financial Measures, Saba excludes certain items related to non-cash compensation, amortization of acquired intangibles and non-core business operating expenses. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include ABN AMRO, Alcatel-Lucent, Bank of Tokyo-Mitsubishi UFJ, BMW, Caterpillar, CEMEX, Cisco Systems, Daimler, Dell, Deloitte Touche Tohmatsu, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Kaiser Permanente, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Renault, Royal Bank of Scotland, Scotiabank, Singapore Ministry of Finance, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Tata Consultancy Services, Wyndham International, Weyerhaeuser, Underwriters Laboratories and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-581-2500.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2008	May 31, 2008*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,927	$16,624
Restricted cash	360	360
Accounts receivable, net	19,604	22,095
Prepaid expenses and other current assets	2,316	2,893

Total current assets	35,207	41,972
Property and equipment, net	5,558	5,239
Goodwill	37,674	37,708
Purchased intangible assets, net	10,601	12,459
Other assets	1,605	1,553

Total assets	$90,645	$98,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,738	$4,017
Accrued compensation and related expenses	5,163	5,912
Accrued expenses	3,408	4,568
Deferred revenue	25,941	29,257
Current portion of debt and lease obligations	930	658

Total current liabilities	39,180	44,412
Deferred revenue	1,319	2,028
Other long-term liabilities	1,211	1,386
Accrued rent	2,369	2,363
Debt and lease obligations, less current portion	36	254

Total liabilities	44,115	50,443
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	256,827	255,637
Treasury stock	(232)	(232)
Accumulated deficit	(209,444)	(206,875)
Accumulated other comprehensive loss	(651)	(72)

Total stockholders’ equity	46,530	48,488

Total liabilities and stockholders’ equity	$90,645	$98,931

*	The May 31, 2008 financial information is derived from audited financial statements included in The Company’s Annual Report on Form 10-K for the year ended May 31, 2008 filed with the United States Securities and Exchange Commission

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended November 30,		Six months ended November 30,
	2008	2007	2008	2007
Revenues:
License	$2,971	$5,704	$5,928	$10,434
License updates and product support	8,773	8,950	17,415	17,767
OnDemand	5,325	4,503	10,243	8,930
Professional services	8,756	7,575	17,539	15,053

Total revenues	25,825	26,732	51,125	52,184

Cost of revenues:
Cost of license	231	225	444	421
Cost of license updates and product support	1,984	2,154	4,192	4,375
Cost of OnDemand	2,455	1,587	4,881	3,218
Cost of professional services	5,475	5,164	11,391	10,578
Amortization of acquired developed technology	295	295	589	589

Total cost of revenues	10,440	9,425	21,497	19,181

Gross profit	15,385	17,307	29,628	33,003
Operating expenses:
Research and development	4,606	4,015	8,892	8,222
Sales and marketing	6,821	10,436	13,928	19,703
General and administrative	3,871	3,284	8,211	7,090
Amortization of purchased intangible assets	634	634	1,269	1,269

Total operating expenses	15,932	18,369	32,300	36,284

Loss from operations	(547)	(1,062)	(2,672)	(3,281)
Interest income (expense) and other, net	319	160	389	141

Loss before provision for income taxes	(228)	(902)	(2,283)	(3,140)
Provision for income taxes	127	132	286	250

Net loss	$(355)	$(1,034)	$(2,569)	$(3,390)

Basic and diluted net loss per share	$(0.01)	$(0.04)	$(0.09)	$(0.12)

Shares used in computing basic and diluted net loss per share	29,164	29,003	29,157	28,931

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended November 30,		Six months ended November 30,
	2008	2007	2008	2007
GAAP net loss	$(355)	$(1,034)	$(2,569)	$(3,390)
Plus:
Fair value adjustment to deferred revenue	—	9	—	21
Share-based compensation expense	493	595	1,083	1,924
Amortization of acquired developed technology and purchased intangible assets	929	1,009	1,858	2,018
Non-operating costs	—	—	672	—

Non-GAAP net income	$1,067	$579	$1,044	$573

Net income (loss) per share:
GAAP net loss per share	$(0.01)	$(0.04)	$(0.09)	$(0.12)
Plus:
Fair value adjustment to deferred revenue	0.00	0.00	0.00	0.00
Share-based compensation expense	0.02	0.02	0.04	0.07
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.06	0.07
Non-operating costs	0.00	0.00	0.02	0.00

Non-GAAP net income per share	$0.04	$0.02	$0.04	$0.02

Shares used in computing net income (loss) per share:
Basic	29,164	29,003	29,157	28,931

Diluted	29,166	29,360	29,160	29,397

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with Centra Software, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Contact:

William Slater, Chief Financial Officer, +1-650-581-2500

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